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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated July 20, 2001, except as to the second paragraph of Note 13 and the matter described under the caption "Restatement" in
Note 2 which are as of February 3, 2004, relating to the financial statements for the year ended December 31, 2000 of Dynavax Technologies Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
February 3, 2004